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                                                                   EXHIBIT 10.33

                                                                 January 1, 1998


                          IKON OFFICE SOLUTIONS, INC.

                     EXECUTIVE DEFERRED COMPENSATION PLAN

THE PLAN

     IKON Office Solutions, Inc. ("IKON") (formerly known as Alco Standard Corporation) is offering to certain of its employees the opportunity to participate in the IKON Office Solutions, Inc. Executive Deferred Compensation Plan (the "Plan"), pursuant to which participants may defer a portion of their compensation and receive payment on a future date specified by them.

     The full text of the Plan is set forth beginning on page 11 of this document. This document sets forth information about the Plan, but should be read in conjunction with the text of the Plan itself.

     IKON's principal office is located at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355. Its telephone number is (610) 296-8000. IKON's federal tax identification number is 23-0334400.

ELIGIBILITY

     You are eligible to participate in the Plan if you are:

      --An employee of IKON;

      --Holding an unvested award under IKON's Long Term Incentive Compensation
          Plan ("LTIP"); and

      --A U.S. taxpayer.

ELECTION TO PARTICIPATE

     Participation in the Plan is voluntary. To participate, you must sign an election form ("Election Form") which expresses your commitment to participate in the Plan for the following calendar year and sets forth (a) the amount and type of compensation you want to defer (e.g., salary, bonus, LTIP payout), (b) how such deferred compensation should be "invested", (c) when the deferred compensation should be paid to you and (d) a beneficiary to whom payments should be made in the event of your death. You may also be required to sign additional forms, if requested by the Plan Administrator.

DEFERRAL AMOUNT

     In your Election Form, you may elect to defer receipt of all or a portion of your salary
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and/or annual bonus to be earned during the following calendar year and all or a portion of any shares of IKON common stock or cash that you earn as an LTIP payout during the following calendar year. If you elect to defer cash compensation, the amount you elect to defer must be projected to be at least $5,000. There is no maximum limit on your deferrals.

     Deferrals from salary will generally be deducted through payroll deduction in substantially equal installments. If you terminate employment with IKON, your deferral of salary will immediately cease.

DEFERRAL ELECTION

     Before the end of each calendar year during which you meet the eligibility requirements for participating in the Plan, you will receive an Election Form and will have the opportunity to elect to defer compensation to be earned in the following calendar year until such future date (or dates) as you may specify in your Election Form. Amounts must be deferred until at least January of the year following the year in which the compensation would have been paid but for the election to defer. You may defer receipt of your compensation to any date (or dates) thereafter that is not later than January following the year in which you reach age 60, or, if later, January following the year in which you retire from IKON.

     All distributions will be made in a lump sum in January of the year specified in your Election Form, valued as of the preceding December 31. If you prefer, you may elect to receive distributions in substantially equal annual installments over a period not to exceed ten years, beginning in January of the year specified in your Election Form. You may elect to defer the distribution of your benefits to a later date by providing written notice to the Administrator by December 31 of the second year prior to the date specified in your Election Form, but such election may be made only once with respect to the deferral pursuant to any Election Form.

INVESTMENT ACCOUNTS

     CASH ACCOUNT.  Cash amounts that you defer under the Plan will be credited
     ------------
to a cash deferral account ("Cash Account") established by IKON in your name. Your Cash Account will be "indexed," or credited with earnings based on the performance of various investment alternatives selected by you. In other words, IKON will measure the performance of these funds, and will credit your account accordingly. IKON may, but is not obligated to, use participant deferrals to invest in the investment funds described below (IKON's current intention is to use participant deferrals to purchase life insurance on the lives of employees participating in the Plan). You will at all times remain a general unsecured creditor of IKON.

     In your Election Form, you may allocate your Cash Account balance among one or more of the following alternatives (or such other alternatives as IKON may designate from time to time), in any combination of whole percentages adding up to 100%. No amounts in your Cash Account may be allocated to IKON common stock.

LARGE CAP VALUE
---------------

                                       2
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1.   VALUE EQUITY (NB) ALTERNATIVE - Seeks to provide above-average long-term total return relative to the broad equity market and other value-oriented funds. Common stocks are selected via a combination of systematic valuation processes and individual security analysis. This Alternative's objective is to identify equity issues that are inexpensively priced based upon measures such as price/earnings, price/book or price/cash flow. (Adviser: Neuberger & Berman)

2. VALUE EQUITY (MS) ALTERNATIVE - Common stocks are selected through quantitative analysis. Screens rank stocks based upon price/earnings ratios with least expensive issues determining portfolio holdings. (This Alternative is new to IKON as of 1/1/98. Adviser: Morgan Stanley)

LARGE CAP GROWTH
----------------

3. GROWTH ALTERNATIVE - Seeks capital growth through investment in common stocks of financially sound companies believed to have above average earnings or otherwise provide above average potential for capital appreciation. Stocks with greater than average market growth but undervalued by the market are candidates for purchase. (Adviser: Neuberger & Berman)

4. S&P 500 ALTERNATIVE (previously labeled Quality Equity Portfolio Alternative) - Seeks a return consistent with the Standard & Poor 500. Portfolio duplicates the holdings and sector weights of the S&P 500 Index. (This Alternative is new to IKON as of 1/1/98. Adviser: Fidelity Group)

5. CAPITAL APPRECIATION ALTERNATIVE - Seeks long-term capital appreciation by investing in equity securities of companies generally with a market capitalization in excess of $1 billion that demonstrate above average growth in unit volume. (Adviser: The Alger Group)




MID-CAP GROWTH
--------------

6. MID-CAP GROWTH ALTERNATIVE - Seeks, primarily through capital appreciation, an above average long-term rate of return relative to broad market indices and similar mid-cap funds. Positive revisions to earnings estimates are the key factor in identifying possible holdings. (Adviser: Morgan Stanley as of 1/1/98)

SMALL CAP GROWTH
----------------

7. SMALL-CAP ALTERNATIVE (previously labeled Equity Growth Portfolio Alternative) - Seeks long-term capital growth through investment in small, growth companies. This Alternative's objective is to identify companies with the potential to expand market share in rapidly growing industries. (Adviser:
Bankers Trust as of 1/1/98)

INTERNATIONAL EQUITY
--------------------

                                       3
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8.   GLOBAL EQUITY ALTERNATIVE - Seeks an attractive long-term rate of return principally through equity securities of companies listed on U.S. and international stock exchanges. Primary criteria for stock selection is an inexpensive valuation based on price/earnings, price/book or price/cash flow ratios. (This Alternative is new to IKON as of 1/1/98. Adviser: Morgan Stanley)

9. INTERNATIONAL EQUITY ALTERNATIVE - Seeks long-term capital appreciation primarily from non-U.S. equities and other securities with characteristics similar to equities. This Alternative's investment approach is to identify countries or regions with attractive growth prospects. Once identified, equities with the potential to benefit from such trends are considered for purchase. (Adviser: Bankers Trust as of 1/1/98)

10. EMERGING MARKET ALTERNATIVE - Seeks long-term capital appreciation in markets other than the U.S., Canada, Japan, Australia, New Zealand and Western Europe through aggressive positions in countries with the potential for rapid growth. (This Alternative is new to IKON as of 1/1/98. Adviser: Morgan Stanley)

BALANCED FUND
-------------

11. ASSET MANAGER ALTERNATIVE (previously labeled Balanced Portfolio Alternative) - Seeks to provide high total return with reduced risk through long-term asset allocation in larger companies. Manager uses a broad range of global investment alternatives while maintaining an overall asset mix approximating 50% equities, 40% fixed income and 10% cash. (Adviser: Fidelity Group as of 1/1/98)

BONDS
-----

12. LIMITED MATURITY BOND ALTERNATIVE - Seeks to achieve the highest current income consistent with low risk to principal and liquidity through investment in a diversified group of short to intermediate term debt securities with average maturity of less than five years. (Adviser: Neuberger & Berman)

13. FIXED INCOME ALTERNATIVE (previously labeled Government Income Portfolio Alternative) - Seeks to provide investors with an above average total return relative to the intermediate maturity fixed income market via strategic shifts in portfolio duration and value investing. (Adviser: Morgan Stanley as of 1/1/98)

14. HIGH YIELD ALTERNATIVE (previously labeled High Current Income Portfolio Alternative) - Seeks above average long-term return relative to the high yield fixed income market through diversified investments primarily in below-investment grade corporate bonds selected based on the credit worthiness of the underlying companies. (Adviser: Morgan Stanley as of 1/1/98)

SHORT TERM
----------

15. MONEY MARKET ALTERNATIVE (previously labeled Short Term Portfolio Alternative) - Seeks maximum current income consistent with liquidity and preservation of capital via money market

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securities. (Adviser: Fidelity Group as of 1/1/98)

You will receive additional information for each of the above Alternatives from the Plan Administrator. The above descriptions are qualified in their entirety by reference to such information.

     You may change your allocation among the various alternatives once during any calendar month. Any change you request by the 25th day of a month will become effective as of the first day of the next calendar month.

     THE VALUE OF THE BENEFIT YOU ULTIMATELY RECEIVE UNDER THE PLAN DEPENDS ON THE RETURNS CREDITED TO YOUR ACCOUNT, BASED ON YOUR SELECTION OF ALTERNATIVES. THERE IS NO GUARANTEED RATE OF RETURN ON YOUR ACCOUNT UNDER THE PLAN.

     STOCK ACCOUNT.  Shares of IKON common stock that you defer under the Plan
     -------------
will be credited to a stock deferral account ("Stock Account") established by IKON in your name. The Stock Account will be denominated in share units (representing the right to receive an equivalent number of shares of IKON common stock). Whenever cash dividends are paid in respect of IKON common stock, the amount of such dividends will be credited to your Stock Account in the form of additional share units.

     IKON intends to contribute all shares of IKON common stock deferred pursuant to the Plan to a so-called rabbi trust. The rabbi trust will be deemed to be the owner of such shares for corporate law purposes (but if you are an officer of IKON, you may continue to report such shares on your Form 4 filings). The trustee of the rabbi trust will have all of the rights of ownership of the shares, including the right to vote and to receive dividends in respect of such shares. The trustee is expected (but not obligated) to reinvest cash dividends paid in respect of shares held in the trust to purchase additional shares of IKON common stock. Shares held in the trust will be subject to the claims of IKON's creditors.

     Shares of IKON common stock that you defer into your Stock Account on or after January 1, 1997 will be denominated in share units in your Stock Account until you receive a distribution.

     With respect to shares of IKON common stock that you deferred into your Stock Account prior to January 1, 1997 (and the shares of Unisource Worldwide, Inc. ("Unisource") common stock that were credited to your Stock Account in connection with the December 31, 1996 distribution), you may elect to "sell" some or all of the share units credited to your Stock Account and your Stock Account will thereafter be credited with a cash amount, based on the value of IKON common stock or Unisource common stock, as the case may be. If you are subject to IKON's Confidential Information and Security Trading Policy, you may make such an election only during a trading window and your Stock Account will be credited with a cash amount based on the value of IKON common stock or Unisource common stock, as the case may be, as of the following business day. If you are not subject to IKON's Confidential Information and Security Trading Policy, you may make such an election on or before the 25th of any month and your Stock Account will be credited with a cash amount based on the value of IKON

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common stock or Unisource common stock, as the case may be, as of the last business day of that month.

          Any cash amounts credited to your Stock Account will be "indexed," or credited with earnings based on the performance of various investment index alternatives selected by you. In other words, IKON will measure the performance of these funds, and will credit your account accordingly. The trustee of the rabbi trust may, but is not obligated to, sell shares of IKON common stock or Unisource common stock held in the rabbi trust when you make an election to "sell" your share units, and the trustee may, but is not obligated to, invest the sale proceeds in investment funds that match your selection of index alternatives. You may allocate the dollar value credited to your Stock Account among one or more of the following alternatives (or such other alternatives as IKON may designate from time to time), in any combination of whole percentages adding up to 100%.

               Any mutual fund available through the Vanguard family of funds

               CoreStates Cash Reserve Y

               Selected Neuberger & Berman Funds (available only for elections made prior to July 1, 1997)

You may change your allocation among the various alternatives once during any calendar month. Any change you request by the 25th day of a month will become effective as of the first day of the next calendar month.

     Distributions from your Stock Account will be made as follows: (i) share units credited to your Stock Account will be distributed in the form of shares of IKON common stock or Unisource common stock, as the case may be (and cash in lieu of fractional shares), unless you elect, subject to the approval of the Plan Administrator, to receive your distribution in cash and (ii) all other items credited to your Stock Account will be distributed in the form of cash.

     If you are an officer of IKON, any transfers out of your Stock Account and any conversions of stock units within your Stock Account will be deemed a "sale" of IKON common stock for purposes of Section 16(b) of the Securities Exchange Act of 1934.

VESTING

     You will be fully vested in your account at all times.

DEATH BENEFITS

     If you die before you have received full payment of amounts to which you are entitled under the Plan, your beneficiary will receive the balance in your Cash Account and your Stock Account (valued as of the end of the calendar month in which you die) in a lump sum as soon as administratively practicable following your date of death, notwithstanding any contrary election in your Election Form. Distributions from your Stock Account will be made (i) in shares of stock (and cash in lieu of fractional shares) for share units credited to your account, unless your beneficiary elects, subject to the approval of the Plan Administrator, to receive the distribution in cash, and (ii) in cash for any other items credited to your account.

TERMINATION OF EMPLOYMENT

     If your employment with IKON terminates prior to age 60 (for any reason, including disability), you will receive the balance in your Cash Account and your Stock Account (valued as of the end of the calendar year in which you terminate employment) in a lump sum in January of the year following your date of termination, notwithstanding any contrary election in your Election Form. Distributions from your Stock Account will be made (i) in shares of stock (and cash in lieu of fractional shares) for share units credited to your account, unless you elect, subject to the approval of the Plan Administrator, to receive your distribution in cash and (ii) in cash for any other items credited to your account. For purposes of this provision, you will not be treated as having terminated your employment with IKON if you continue to be an employee of Unisource Worldwide, Inc.

CHANGE IN CONTROL

          Upon a Change in Control (as defined in the Plan), the Plan will terminate, and you will receive, in a lump sum payment, the balance in your Cash Account and your Stock Account (valued as of the end of the month in which such Change in Control occurs). Distributions from your Stock Account will be made
(i) in shares of stock (and cash in lieu of fractional shares) for share units credited to your account, unless you elect, subject to the approval of the Plan Administrator, to receive your distribution in cash and (ii) in cash for any other items credited to your account.

UNSECURED OBLIGATION

     Other than the assets held in the rabbi trust, no specific assets or funds will be set aside for the payment of amounts to which you may be entitled under the Plan. The obligations of IKON under the Plan will not be secured in any manner and will, at all times, be subject to the claims of IKON's creditors. Your interest in the Plan or an Election Form may not be assigned, transferred, pledged, encumbered, alienated or charged.

OTHER EMPLOYEE BENEFIT PLANS

     Participation in the Plan does not in any way affect your right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay, or similar plan of IKON except that the deferrals will not be included in determining your benefits under any retirement plans qualified under section 401(a) of the Internal Revenue Code. Deferrals under this Plan will be included as compensation for purposes of calculating the level of contributions under IKON's Partners' Stock Purchase Plan.

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

     The Plan is a "pension plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") and is subject to certain provisions of ERISA, including certain requirements relating to reporting, disclosure, enforcement and claims. The Plan is unfunded for purposes of ERISA. The Plan is not subject to eligibility, participation, vesting, benefit accrual, or plan termination insurance provisions of ERISA.

ADMINISTRATION

     The Plan provides that authority for the administration and interpretation of the Plan will be vested in a Committee selected by the Board of Directors of IKON (the "Committee"). The Board of Directors may at any time change the membership of the Committee.

     The Committee will from time to time appoint a Plan Administrator who will be responsible for the general administration of the Plan under the policy guidance of the Committee. Walter J. Hope, Jr., Director-Risk Management of IKON, P.O. Box 834, Valley Forge, PA 19482-0834 has been selected as the Plan Administrator and the agent for service of process under the Plan. A new Administrator may be appointed by the Committee at any time.

     The Plan's fiscal year is January 1 - December 31.  Its Plan number is 302.

     All expenses incurred in administering the Plan (other than certain taxes which IKON may, in its discretion, allocate to the accounts of Plan participants) will be paid by IKON.

CLAIMS PROCEDURE

     If at any time the Plan Administrator denies your written claim for any payment to which you believe you are entitled under the Plan, the Plan Administrator will send you written notice within 90 days (or 180 days under special circumstances) of the date on which you filed your claim. This notice will (a) explain the specific reason or reasons for the denial of your claim,
(b) refer to the specific Plan provision on which the denial is based, (c) describe any additional information required in order to obtain a favorable determination of your claim and explain why this information is necessary, and
(d) explain the steps to be taken if you wish to submit your claim for review.

     If you wish to appeal a denied claim, you must, within 60 days of receiving your notice of denial, petition the Committee for a review. All petitions for review must be made in writing on forms supplied by IKON. The Committee will render a written decision within 60 days (or 120 days under special circumstances) after receiving your petition.

     You must follow the claims procedure described above before you can consider legal action against IKON. Naturally, both you and IKON will want to avoid legal action. Should you feel legal action is necessary, however, any summons or other legal process should be served on the agent named above.

TAX CONSEQUENCES

     The following discussion is intended to provide general information under current federal law concerning the tax consequences of the Plan to the Plan participants and to IKON. It does not provide information about the tax consequences under any state or local law which may be applicable to the transactions described herein. Because the consequences under federal, state and local law may vary with each employee and may materially affect an employee's decisions with respect to the Plan, you should seek competent advice from legal or other counsel. There may also be changes in the law subsequent to the date hereof which affect the tax consequences of the Plan or which cause IKON to terminate the Plan in accordance with its terms.

     The Plan is not a qualified Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

     1.   YEARS OF DEFERRAL

     An effective election under the Plan to defer compensation otherwise payable in a taxable year will remove the amount so deferred from the taxable income of the participant for such year for federal income tax purposes. IKON will not be permitted a current federal income tax deduction for any amounts deferred under the Plan.

     Amounts deferred will generally be subject to taxes imposed under the Federal Insurance Contributions Act ("FICA") or the Federal Unemployment Tax Act ("FUTA") in the year of deferral.

     2.   YEARS OF PAYMENT

     Lump sum payments (or installment payments) will be taxable income to the participant or a beneficiary in the year in which such payments are received. Payments made in IKON common stock will be taxable to the participant based on the value of such shares at the time of distribution. Amounts paid under the Plan will generally not be subject to taxes imposed under FICA or FUTA, but are subject to federal income tax withholding requirements. IKON will generally be permitted a federal income tax deduction for the year in which such benefits are paid.

                          IKON OFFICE SOLUTIONS, INC.

                     EXECUTIVE DEFERRED COMPENSATION PLAN
              (as amended and restated effective January 1, 1998)


     A. PURPOSE. The purpose of the IKON Office Solutions, Inc. Executive Deferred Compensation Plan is to permit certain eligible employees of IKON Office Solutions, Inc. to defer a portion of their compensation and to participate in a program under which they are provided income at a specified time in the future. The program is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.

     2. DEFINITION. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

          (a) "Administrator" shall mean the person or persons so designated and acting under Paragraph 16 hereof.

          (b) "Compensation" shall mean all salaries and bonuses payable by IKON and all shares of IKON common stock or cash payable pursuant to awards under the LTIP, but shall not include company contributions under IKON's Partners' Stock Purchase Plan or the IKON Retirement Savings Plan or any fringe benefits.

          (c) "Effective Date" shall mean January 1, 1998, the effective date of this amended and restated Plan. The rights of a Participant whose participation in the Plan commenced prior to the Effective Date and who remains a Participant on the Effective Date shall be governed by the terms of the amended and restated Plan as set forth herein.

          (d) "Election Form" shall mean the election form executed by each Participant and IKON setting forth certain information relating to the Participant's participation in the Plan.

          (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (f) "IKON" shall mean IKON Office Solutions, Inc., an Ohio corporation, formerly known as Alco Standard Corporation.

          (g) "LTIP" shall mean IKON's Long Term Incentive Compensation Plan, as amended from time to time.

          (h) "Participant" shall mean any person employed by IKON who is eligible, and who has elected, to participate in the Plan.

          (i) "Plan" shall mean the IKON Office Solutions, Inc. Executive Deferred Compensation Plan, as amended from time to time.

          (j) "Plan Year" shall mean the period beginning on January 1 and ending on December 31 of each year.

     3. PARTICIPATION. Any person who (a) is employed by IKON, (b) is holding an unvested award under the LTIP and (c) is a United States taxpayer shall be eligible to participate herein. A person eligible under this Paragraph 3 shall become a Participant by executing an Election Form and such other forms as may be required by the Administrator.

     4. DEFERRAL OF COMPENSATION. Prior to the Effective Date and prior to the beginning of each Plan Year during the term of the Plan, an employee who meets the eligibility requirements of Paragraph 3 may irrevocably elect to defer or forgo a portion of his Compensation for the following Plan Year.

     The amount of the deferral for each Plan Year may vary, but cash deferrals must be projected to be no less than $5,000 for any Plan Year. The amount to be deferred for a Plan Year will be deducted from the Participant's Compensation otherwise payable by IKON. In the case of deferrals from salary, such deferrals will be made in substantially equal installments.

     A Participant may specify the length of time for which receipt of cash and/or shares of IKON common stock may be deferred, provided that (i) the deferral period must extend at least until the January following the end of the calendar year in which the Compensation would otherwise have been paid but for the election to defer and (ii) distributions must commence no later than the January following the year in which the Participant attains age 60 or the January following the year in which the Participant retires or otherwise terminates employment with IKON, whichever is later. A Participant may elect to defer the distribution of benefits to a later date by providing written notice of such election to the Administrator by December 31 of the second year prior to the date on which benefits would otherwise have been paid; provided, however, that such election may be made only once with respect to the deferral pursuant to any Election Form.

     5. INVESTMENT ACCOUNTS. Amounts deferred by a Participant pursuant to Paragraph 4 will be credited to a cash deferral account and/or a stock deferral account established by IKON in the name of the Participant. A Participant's cash deferral account will be denominated in dollars and will be credited with earnings based on the performance of various investment alternatives selected by the Participant from among those made available by IKON from time to time. A Participant's stock deferral account will initially be denominated solely in share units (representing the right to receive an equivalent number of shares of IKON common stock) and will be credited with additional share units to reflect cash dividends paid by IKON in respect of its common stock.

     With respect to shares deferred into a Participant's stock deferral account prior to January 1, 1997 (including shares of Unisource Worldwide, Inc. ("Unisource") common stock that were credited to the Participant's stock deferral account in connection with the December 31, 1996 spin-off distribution), a Participant may elect to convert some or all of the share units so that they will thereafter be denominated in dollars. To the extent that a Participant makes such an election, his stock deferral account will thereafter contain a separate sub-account, denominated in dollars. A Participant subject to IKON's Confidential Information and Security Trading Policy may make such a conversion election only during a trading window and the sub-account in the Participant's stock deferral account will be credited with an amount based on the value of IKON common stock or Unisource common stock, as the case may be, as of the following business day. A Participant who is not subject to IKON's Confidential Information and Security Trading Policy may make such a conversion election on or before the 25th of any month and the sub-account in the Participant's stock deferral account will be credited with an amount based on the value of IKON common stock or Unisource common stock, as the case may be, as of the last business day of such month. The sub-account in the Participant's stock deferral account will be credited with earnings based on the performance of various investment index alternatives selected by the Participant from among those made available by IKON from time to time.

     All amounts deferred into in a Participant's stock deferral account on or after January 1, 1997 must remain denominated in stock units and may not be converted to dollars at any time.

     A Participant may request a change in the allocation of his cash deferral account or the sub-account in his stock deferral account from among the various available alternatives once during any calendar month. Any such change requested by the 25th day of a month will become effective as of the first day of the next calendar month.

     6. RABBI TRUST. IKON intends to contribute all Participant deferrals of IKON common stock to a "rabbi trust" (the "Trust") to be established for this purpose. Assets held in the Trust will be subject to the claims of creditors of IKON.

          The Trust shall be deemed to be the owner of all shares held in the Trust for corporate law purposes. The trustee of the Trust (the "Trustee") shall retain all incidents of ownership in any shares held in the Trust, including the right to vote such shares and to receive dividends paid in respect of such shares. The Trustee may, but is not obligated to, reinvest any cash dividends received in respect of shares of IKON common stock held in the Trust to purchase additional shares of IKON common stock.

     7. VESTING. A Participant shall be immediately vested in all amounts deferred hereunder.

     8. AMOUNT AND TIMING OF PAYMENTS. Except as otherwise provided in Paragraphs 9 and 10, amounts to which a Participant is entitled under the Plan shall be paid to him in a lump sum in January of the year specified in his Election Form, valued as of the end of the preceding Plan Year. Alternatively, if the Participant so elects, distributions may be made in substantially equal annual installments over a period not to exceed ten years, beginning in January of the year specified in the Participant's Election Form. All distributions from the Trust shall be made (i) in shares of IKON common stock (or Unisource common stock, as the case may be) for the stock units credited to the account, unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution(s) in cash, and (ii) in cash for all other items credited to the account.

     9. DEATH. Notwithstanding any contrary election in a Participant's Election Form, if a Participant dies before receiving full payment of all amounts to which he is entitled under the Plan, the beneficiary or beneficiaries designated by the Participant in his Election Form shall receive the balance in the Participant's cash deferral account and stock deferral account (valued as of the end of the calendar month in which the Participant dies), in a lump sum payment, as soon as administratively practicable following the Participant's date of death. Distributions from a Participant's stock deferral account will be made (i) in shares of stock (and cash in lieu of fractional shares) for the stock units credited to the account, unless the beneficiary elects, subject to the approval of the Administrator, to have the distribution paid in cash, and
(ii) in cash for all other items credited to the account.

     10. TERMINATION OF EMPLOYMENT. Notwithstanding any contrary election in a Participant's Election Form, if a Participant terminates employment with IKON, he shall receive the balance in his cash deferral account and stock deferral account (valued as of the end of the Plan Year in which the Participant's employment terminates), in a lump sum payment, in January of the year following his employment termination date. Distributions from a participant's stock deferral account will be made (i) in shares of stock (and cash in lieu of fractional shares) for the stock units credited to the account, unless the Participant elects, subject to the approval of the Administrator, to have the distribution paid in cash, and (ii) in cash for all other items credited to the account. For purposes of this Paragraph 10, a Participant will not be treated as having terminated employment with IKON if he continues to be an employee of Unisource.

     11. BENEFICIARY DESIGNATION. A Participant shall designate in his Election Form the beneficiary or beneficiaries, who shall, in the event of his death, receive the payments to which the Participant would otherwise have been entitled. This designation may be amended in writing and filed with the Administrator from time to time by the Participant. In the event that there is no effective beneficiary designation when such amounts are payable, payment shall be made to the members of the first surviving class of the Participant in the following priority:

          (a) spouse;

          (b) the living children (including adopted children) in equal amounts;

          (c) estate.

     12. INCAPACITY OF RECIPIENT. Any payment required to be made under the Plan to a person who is under a legal disability may be made to or for the benefit of such person in such of the following ways as the Administrator shall determine:

          (a) to such person;

          (b) to the legal representatives of such person;

          (c) to a near relative of such person to be used for his benefit; or

          (d) to pay the expenses of support, maintenance or education of such person.

     The Administrator shall not be required to see to the application by any third party of payments made pursuant to this Paragraph 12.

     13. RESPONSIBILITY FOR PAYMENT. All amounts payable under the Plan shall be paid by IKON. IKON may, in its sole discretion, determine the manner in which it shall finance its obligation to pay such amounts.

     14. NON-ASSIGNMENT. Except as hereinafter provided with respect to marital or family support disputes, no amount payable under the Plan shall be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Participant or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount hereunder shall be without effect. In cases of marital or family support disputes, the Administrator will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation in the Plan, the Participant shall agree to hold IKON harmless from any claim that arises out of obeying an order of any state or federal court with respect to marital or family support disputes, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     15. UNSECURED OBLIGATION. Other than the assets contributed to the Trust pursuant to Paragraph 6, IKON shall not segregate or physically set aside any funds or assets as a result of this Plan. Neither a Participant, nor his beneficiary, nor any other person shall be deemed to have, pursuant to this Plan, any property interest, legal or equitable, in any specific asset of IKON or any specific asset in the Trust. To the extent that any person acquires any right to receive payments under this Plan or an Election Form, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of IKON.

     16. ADMINISTRATION. The Plan shall be administered by a Committee selected from time to time by the Board of Directors of IKON (the "Committee"). The Committee shall select an Administrator from time to time to administer the Plan under the general policy guidance of the Committee. The Administrator shall be one or more persons who shall be responsible for:

          (a) maintaining any records necessary in connection with the Plan;

          (b) making calculations under the Plan;

          (c) interpreting the provisions of the Plan; and

          (d) otherwise administering the Plan in accordance with its terms.

     17. CLAIMS PROCEDURES. At any time the Administrator makes a determination adverse to a Participant or beneficiary with respect to a claim for payment or participation under the Plan, the Administrator shall notify the claimant in writing of such determination, setting forth:

          (a) the specific reason for such determination;

          (b) a reference to the specific provision or provisions of the Plan on which such determination is based;

          (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and

          (d) an explanation of the rights and procedures set forth in this Paragraph 17.

     A person who receives notice of an adverse determination by the Administrator with respect to a claim may request, within 60 days of receipt of such notice, that the Committee review the Administrator's determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Committee. The Committee shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of the Plan on which the decision is based. A copy of the ruling shall be forwarded to the claimant.

     18. EMPLOYEE BENEFIT PLANS. This Plan shall not in any way affect a Participant's right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay or similar plan of IKON, which is now in effect or may hereafter be adopted, to the extent that the Participant is entitled to participate under the applicable terms and provisions of such plan, except that the amounts deferred herein shall not be included in determining a Participant's benefits under any retirement plans qualified under section 401(a) of the Internal Revenue Code. Deferrals under this Plan will be included as compensation for purposes of calculating the level of contributions under IKON's Partners' Stock Purchase Plan.

     19. AMENDMENT. The Board of Directors of IKON shall have the power to amend this Plan at any time; provided, however, that, except as set forth in Paragraphs 20, 21 and 22, no amendment or termination of the Plan shall have a material adverse effect upon a Participant unless he consents to such amendment or termination in writing.

     20. TERMINATION. This Plan shall remain in effect until terminated by the Board of Directors of IKON. The Board of Directors of IKON shall have the right to terminate the Plan in whole or in part, for any reason, including pursuant to a determination that proposed or pending tax law changes or other events cause, or are likely in the future to cause, the Plan to have an adverse financial impact upon IKON. In such event, IKON shall have no liability or obligation under the Plan or the Participant's Election Form (or any other document), provided that IKON distributes to each Participant, in a lump sum payment, the balance in his cash deferral account and stock deferral account, valued as of the end of the month in which such termination occurs. Distributions from a Participant's stock deferral account will be made (i) in shares of IKON common stock (and cash in lieu of fractional shares) for stock units credited to the account, unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution in cash, and (ii) in cash for all other items credited to the account.

     21. ACCELERATION. IKON shall have the right at any time to cause the payment of all amounts thereafter due to a Participant to be paid in a single lump sum or in such other accelerated manner as IKON shall deem appropriate.
The amount of any lump sum payment shall be the value of a Participant's cash deferral account and stock deferral account, valued as of the end of the month following IKON's determination to accelerate payments. If IKON accelerates payment to more than 70% of all Participants pursuant to this provision, it must accelerate payment to all Participants under the Plan in a comparable manner.

     22. CHANGE IN CONTROL. In the event of a Change in Control (as defined below), the Plan shall terminate, and the Participant shall receive, in a lump sum payment, the balance in his cash deferral account and stock deferral account, valued as of the end of the month in which such Change in Control occurs. Distributions from a Participant's stock deferral account will be made in (i) shares of stock (and cash in lieu of fractional shares) for stock units credited to the account, unless the Participant elects, subject to the approval of the Plan Administrator, to receive such distribution in cash, and (ii) in cash for all other items credited to the account.

          For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

               (A) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the then outstanding shares of IKON common stock; or

               (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 30, 1997, constituted the Board and any new director whose appointment or election by the Board or nomination for election by IKON's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on September 30, 1997 or whose appointment, election or nomination for election was previously so approved; or

               (C) IKON consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON), or any other Person consolidates with, or merges with or into, IKON, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

               (D) a transaction or series of transactions in which, directly or indirectly, IKON shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow of IKON and its subsidiaries (taken as a whole) to any other Person or group of Persons.

          Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of IKON common stock immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of IKON immediately following such transaction or series of transactions.

          The term "Person" in the foregoing definition shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act),
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of IKON in substantially the same proportions as their ownership of IKON stock.

     23.  MISCELLANEOUS.

          (a) The existence of this Plan and the Elections Forms hereunder, and any actions undertaken pursuant hereto, shall not confer upon the Participant any right to continued employment by IKON.

          (b) This Plan shall be administered under and in accordance with the laws of the Commonwealth of Pennsylvania, in which IKON's principal place of business is located.

          (c) The terms of this Plan and the Election Forms and other documents executed in accordance herewith shall be binding upon IKON, its successors and assigns, and each Participant, his heirs and legal representatives.

          (d) Any taxes imposed on a Participant shall be the sole responsibility of the Participant. IKON shall have the right to deduct from any amounts payable under the Plan any federal, state or local taxes required to be deducted or withheld from such payments.

          (e) No expenses of administering the Plan shall be charged against the Participants or any payments made hereunder, except that IKON may, in its discretion, allocate certain taxes to the accounts of Participants.

          (f) As used herein, the singular shall include the plural, the masculine shall include the feminine, and vice versa.